Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 4, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Fuel Tech, Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Fuel Tech, Inc. on Form S-8 (No. 333-137735 effective October 2, 2006).
/s/ Grant Thornton LLP
Chicago, Illinois
March 4, 2010